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For Immediate Release	Contact: Frank Paci
June 19, 2008	(919) 774-6700

THE PANTRY AFFIRMS FISCAL 2008 GUIDANCE RANGES

And Comments on Fiscal Third Quarter

Sanford, North Carolina, June 19, 2008 - The Pantry, Inc. (NASDAQ: PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced that it remains comfortable with its most recent financial performance guidance ranges for fiscal 2008 and expects third quarter earnings per share to exceed First Call consensus estimates.

The Company continues to expect merchandise and retail gasoline sales for fiscal 2008 to be within the ranges of $1.6 to $1.7 billion and 2.1 to 2.2 billion gallons, respectively. The merchandise gross profit margin is expected to be approximately 37%, with a retail gasoline margin between 10 and 12 cents per gallon. The Company also continues to expect that fiscal 2008 store operating and general and administrative expenses will be at the low end of the previously announced range of $615 to $630 million.

In addition, while earnings per share for the fiscal third quarter ending June 26, 2008 are expected to be below the corresponding period a year ago, the Company expects third quarter earnings per share to exceed the current First Call consensus estimate of $0.23. The Company is currently, and expects to remain, in compliance with all of its applicable debt covenants.

Later today at the William Blair & Company Growth Stock Conference, Chief Financial Officer Frank Paci will give a presentation about the Company. The session featuring Mr. Paci is scheduled for 12:10 p.m. Eastern Time. A live audio webcast, as well as presentation materials, will be available at www.thepantry.com. A replay of the webcast will be available for 30 days after the conference.

About The Pantry

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, with revenues for fiscal 2007 of approximately $6.9 billion. As of June 16, 2008, the Company operated 1,660 stores in eleven states under select banners, including Kangaroo Express, its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation: the ability of the Company to take advantage of expected synergies in connection with acquisitions; the actual operating results of stores acquired; the ability of the Company to integrate acquisitions into its operations; fluctuations in domestic and global petroleum and gasoline markets; realizing expected benefits from our fuel supply agreements; changes in the competitive landscape of the convenience store industry, including gasoline stations and other non-traditional retailers located in the Company's markets; the effect of national and regional economic conditions on the convenience store industry and the Company’s markets; the effect of regional weather conditions on customer traffic; financial difficulties of suppliers, including the Company’s principal suppliers of gas and merchandise, and their ability to continue to supply its stores; whether our hedging positions will be successful in offsetting the impact of seasonal expansion of refining margin; environmental risks associated with selling petroleum products; governmental regulations, including those regulating the environment; and acts of war or terrorist activity. These and other risk factors are discussed in the Company's Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company's estimates and plans as of June 19, 2008. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.